UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21st 2006

NORTHSTAR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-90031	#33-0803434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite # 1455 - 409 Granville Street, Vancouver, British Columbia, Canada V6C 1T2

(Address of principal executive offices)

Registrant’s telephone number, including area code (604) 685-0364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Corporate Governance and Management

Item 3.02 Unregistered Sales of Equity Securities

The Company issued two million units @ US $0.10 to an accredited investor through a private placement, each unit consisting of one share of restricted common stock plus a half share purchase warrant exercisable @ US $0.15 to acquire one additional share of restricted common stock.

The offering of shares of common stock of the Company is made to the accredited investor under Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR ELECTRONICS, INC.

(Registrant)

Date: July 27th, 2006

/s/ Wilson Russell

(Signature)

Wilson Russell, President